UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2024

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.
Suite 130

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 8, 2024, Everspin Technologies, Inc. (the “Company”) and Frontgrade Colorado Springs LLC (“Frontgrade”) entered into a joint development agreement (the “Agreement”). Under the Agreement, the Company will provide its PERSYST magnetoresistive random-access memory (MRAM) technology, logic design, and back-end-of-line manufacturing services to advance the development and demonstration of a Strategic Radiation Hardened (SRH) high-reliability eMRAM macro for use in future products by Frontgrade. The Agreement will have a term of five years and will be automatically extended for successive renewal terms of one year each unless either party gives written notice of its intent not to renew or the Agreement is otherwise terminated.

Pursuant to the Agreement, the Company may receive cash payments upon the achievement of certain technical tasks and deliverables listed in the Agreement. The Agreement allows for phases totaling up to $9.25 million for the Company over a span of multiple years. The current phase with the Company is valued at approximately $1.25 million. In addition, the Company grants to Frontgrade a non-exclusive, non-transferable, royalty-free and fully-paid license to use certain of the Company’s intellectual property, for the purpose of performing Frontgrade’s obligations under the Agreement. Frontgrade grants to the Company a non-exclusive, non-transferable, royalty-free and fully-paid license, without the right to sublicense, to use certain of Frontgrade’s intellectual property, for the purpose of performing the Company’s obligations under the Agreement. All intellectual property developed as a result of the obligations under the Agreement will be owned solely by Frontgrade.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024 and is incorporated herein by reference.

On August 14, 2024, the Company issued a press release announcing the above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated August 14, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: August 14, 2024	By:	/s/ Matt Tenorio
Matt Tenorio
Interim Chief Financial Officer